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                                                                    EXHIBIT 99


BIOTRANSPLANT SIGNS DEFINITIVE AGREEMENT TO ACQUIRE ELIGIX

Charlestown, MA, December 11, 2000 - BioTransplant Incorporated (NASDAQ:
BTRN) announced today that it has agreed to acquire Eligix, Inc., a privately held biomedical device company located in Medford, MA, in a stock-for-stock merger. The move supports BioTransplant's strategic vision to become the leading company in cell, tissue and organ transplantation. A conference call to discuss today's news will be webcast live today at 9:00 a.m. EST/2:00 p.m. GMT (details below).

Under the terms of the merger agreement, BioTransplant plans to issue 6.6 million shares of its common stock to the holders of shares of capital stock of Eligix. The transaction is subject to stockholder approval and customary closing conditions, and is expected to close in late Q1 2001.

There is a significant strategic fit between the two companies that will help to position BioTransplant as an industry leader in immune modulation therapy for transplantation in cancer and other serious diseases. BioTransplant's AlloMune(TM) System will benefit from Eligix' device, enabling BioTransplant to offer, along with its MEDI-507 antibody, a comprehensive approach to increase the safety and efficacy of transplantation for cancer and other diseases. The addition of Eligix also adds at least one and possibly two late stage pipeline products which are expected to enter Phase III clinical trials in 2001, and several additional product candidates in earlier phases of development that will expand BioTransplant's current product pipeline. Eligix' products are also expected to add near term European revenues in 2001. The two companies also have complementary technologies, scientific expertise and collaborative relationships as well as complementary management teams that will significantly strengthen BioTransplant's research and development platform, and its commercial infrastructure.

Elliot Lebowitz, Ph.D., BioTransplant's President and Chief Executive Officer, said, "With our acquisition of Eligix and its HDM (high density microparticle) cell separation devices, we drive toward the commercialization of our AlloMune(TM) System. We have made great strides in the clinic this year toward the full development of this system in the treatment of blood cancers, as we recently reported at the American Society of Hematology meeting. The combination of the MEDI-507 antibody and the Eligix device, will provide a comprehensive system to increase the safety and efficacy of transplantation for cancer and other applications, including organ transplantation, hematological disorders and autoimmune diseases. We believe that Eligix' technology offers potential performance and outcome advantages over all currently marketed cell separation devices."

BioTransplant's AlloMune System is currently under clinical evaluation for therapy-refractory lymphoma and kidney transplantation, with potential applications in other types of cancer and autoimmune diseases. Studies have demonstrated that by allowing allogeneic (non-self) transplantation of donor bone marrow, the AlloMune System for cancer applications permits introduction of healthy donor cells that can more aggressively attack tumor cells than the patient's own immune cells. Studies have also shown that the AlloMune System reduces the need for immunosuppressive drug therapy.

Dr. Lebowitz continued, "the Eligix acquisition also broadens BioTransplant's strategic direction beyond organ transplantation to the development of proprietary technologies for the treatment of cancer, hematologic, autoimmune

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and other disorders. We are expanding our pipeline with near and long term products, working in the same field with complementary technologies. We also expect BioTransplant to realize revenues in Europe in 2001 from sales of Eligix' cell separation devices."

Walter C. Ogier, Eligix' President and Chief Executive Officer, commented, "Optimal disease outcomes in cancer will increasingly depend upon combined treatments to attack cancer directly and through the enhancement of the patient's immune response. Eligix technology addresses major existing therapeutic opportunities in allogenic, as well as autologous bone marrow transplantation, thereby providing substantially broadened market focus for the combined companies. Further, we believe that our HDM technology in combination with BioTransplant's AlloMune System should facilitate new, potentially more effective approaches to transplantation, thereby further reducing the risks involved in conventional transplant therapies, as well as enabling successful transplants between tissue mismatched donors and patients."

Lazard is acting as financial advisor to BioTransplant and Pacific Growth Equities, Inc. is acting as financial advisor to Eligix in this transaction.

Eligix, Inc. is a privately held biomedical company engaged in the development of cellular transplantation and immune therapies to enhance human immune response to cancers and infectious diseases, reduce the risk of infection and hypersensitivity reactions in blood transfusions and to achieve immune tolerance in organ transplant and autoimmune disorders. The Company's core technologies originated as a result of research at Coulter Corporation, in collaboration with physicians at Harvard University's Dana-Farber Cancer Institute, and Johns Hopkins University.

Eligix' products under development are high-density microparticles (HDM) with monoclonal antibodies on their surfaces. These antibodies attach with high specificity to target blood or tumor cells. The particles, when mixed with donor or patient peripheral blood or bone marrow cells, circulate rapidly through the cell suspension and attach to their target cells. The particles settle by gravity with their targeted cells, effectively removing unwanted cells, or capturing desired cells for therapeutic purposes. Processing of blood or marrow with HDM can be performed in a simple, brief laboratory procedure with consistent results of 99.99% or greater depletion of target cells. Eligix is seeking to commence Phase III clinical trials in the U.S., and to obtain CE Mark approval in Europe, for its lead products, BCell-HDM and TCell-HDM. BCell-HDM is targeted for purging of malignant B cells from autologous stem cell transplants from lymphoma, myeloma and certain leukemias; TCell-HDM is targeted for depletion of graft versus host disease-causing cells from therapeutic donor leukocyte infusions.

BioTransplant Incorporated utilizes its proprietary technologies under development to re-educate the body's immune responses to allow tolerance of foreign cells, tissues and organs. Based on this technology, the Company is developing a portfolio of products for application in a range of medical conditions, including organ and tissue transplantation, and treatment of cancer and autoimmune diseases, for which current therapies are inadequate. BioTransplant's products under development are intended to induce long-term functional transplantation tolerance in humans, increase the therapeutic benefit of bone marrow transplants, and reduce or eliminate the need for lifelong immunosuppressive therapy.

WEBCAST INFORMATION

BioTransplant Incorporated (NASDAQ: BTRN) will host a Web cast to discuss today's announcement of the signing of the definitive agreement to acquire Eligix, Inc. The call will be broadcast live over the Internet today, Monday, December 11th, at 9:00 A.M. EST/ 2:00 P.M. GMT. Participating members of senior management include Dr. Elliot Lebowitz, President and Chief Executive Officer of

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BioTransplant and Walter Ogier, President and Chief Executive Officer of
Eligix. BioTransplant will discuss the strategic importance of this acquisition. A question-and-answer session will immediately follow management's discussion. To listen to the live webcast, go to the web site, www.videonewswire.com/BIOTRANSPLANT/121100/



OTHER IMPORTANT INFORMATION:


Statements in this release regarding the benefits of the BioTransplant/Eligix merger, including future financial and operating results, timing of the closing of the merger, and the benefits of the merger, are forward-looking statements within the meaning of the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995. These statements are based on management's current expectations or beliefs and are subject to a number of factors and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements. The following important factors, among others, could cause actual results to differ materially from those described in the forward-looking statements: failure of BioTransplant's or Eligix' stockholders to approve the merger; costs related to the merger; the difficulty the market may have in valuing the BioTransplant/Eligix business model; the risk that BioTransplant's and Eligix' businesses will not be integrated successfully; the failure of the combined business to realize anticipated benefits of the merger; and other economic, business, competitive and/or regulatory factors affecting BioTransplant's business generally, including those factors set forth in BioTransplant's filings with the Commission, including its most recent Annual Report on Form 10-K. BioTransplant is under no obligation to, and expressly disclaims any obligation to, update or alter its forward-looking statements, whether as a result of new information, future events or otherwise.

Investors and stockholders are urged to read the proxy statement/prospectus, which will be filed with the Securities and Exchange Commission by BioTransplant, because it will contain important information. The proxy statement/prospectus (when it is available) will be sent to stockholders of BioTransplant seeking their approval of the proposed transaction. A free copy of the proxy statement/prospectus (when it is available) and other documents filed by BioTransplant with the Commission are available for free at the Commission's web site at www.sec.gov. BioTransplant stockholders may also obtain the proxy statement/prospectus and these other documents without charge by directing a request to: BioTransplant Incorporated, Attention: Richard Capasso, Building 75, Third Avenue, Charlestown Navy Yard, Charlestown, MA 02129, telephone (617) 241-5200. BioTransplant and its directors, executive officers, employees and certain other persons may be deemed to be participants in the solicitation of proxies from BioTransplant's stockholders to approve the proposed BioTransplant/Eligix merger. Such individuals may have interests in the merger, including as a result of holding options or shares of the companies. A detailed list of the names, affiliations and interests of the participants in the solicitation will be contained in BioTransplant's proxy statement/prospectus contained in its registration statement to be filed with the Commission with respect to the proposed merger.

- BioTransplant Incorporated
- Elliot Lebowitz, Ph.D.
- President and CEO
- 617-241-5200
- Noonan/Russo Communications, Inc.
- Patricia F. Dimond, Ph.D. (Investor) ext. 245
- Patreek Patnaik, (Media) ext. 273
- 212-696-4455
- e-mail: news@noonanrusso.com
- Eligix, Inc.
- Walter C. Ogier
- President and CEO
- 781-870-4601